As filed with the Securities and Exchanged Commission on August 30, 2001.


                               File No. 811-04611
                           Registration No. 333-08433

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM N-2


         Registration Statement Under the Investment Company Act of 1940
                                Amendment No. 33

                     ABERDEEN ASIA-PACIFIC INCOME FUND, INC.
               (Exact name of Registrant as Specified in Charter)

                                Gateway Center 3
                               100 Mulberry Street
                                Newark, NJ 07102
       Registrant's telephone number, including Area Code: (800) 451-6788

                            Sander M. Bieber, Esquire
                                     Dechert
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006
                                 (202) 261-3308
                     (Name and Address of Agent for Service)


If any securities being registered on this form will be offered on a delayed or continuous basis in reliance on Rule 415 under the Securities Act of 1933, other than securities offered in connection with a dividend reinvestment plan, check the following box ___

It is proposed that this filing will become effective (check appropriate box)

___ when declared effective pursuant to Section 8(c)

The following boxes should only be included and completed if the registrant is a registered closed-end management investment company or business development company which makes periodic repurchase offers under Rule 23c-3 under the Investment Company Act and is making this filing in accordance with Rule 486 under the Securities Act.

X   immediately upon filing pursuant to paragraph (b)
___

                                     PART C

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on November 15, 1996, filed herewith as Exhibit (a)(5).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on November, 1998, filed herewith as Exhibit (a)(6).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on November 21, 1998, filed herewith as Exhibit (a)(7).

     Registrant's Amendment to Articles Supplementary, as adopted by the Registrant's Pricing Committee of the Board of Directors on November 17, 1999, filed herewith as Exhibit (a)(8).

     Registrant's Articles Supplementary, as adopted by the Registrant's Board of Directors on August 16, 2000, filed herewith as Exhibit (a)(9).

     Registrant's   By-laws  as  amended  and   restated   and  adopted  by  the
Registrant's  Board of  Directors on June 12,  2001,  filed  herewith as Exhibit
(b)(5).

     Registrant's Management Agreement with EquitiLink International Management Limited dated December 21, 2000, filed herewith as Exhibit (g)(5).

     Registrant's Investment Advisory Agreement with EquitiLink International Management Limited and EquitiLink Australia Limited dated December 21, 2000, filed herewith as Exhibit (g)(6).

     Registrant's Amendment No. 3 to Custody Agreement between the Registrant and State Street Bank and Trust Company dated December 4, 1998, filed herewith as Exhibit (j)(4).

     Powers of Attorney, as executed by Registrant's Officers and Directors on various days in June, 2001, filed herewith as Exhibit (s)(4).

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 33 to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on the 30th day of August, 2001.


                                    ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

                                        *
                                    --------------------------------------------
                                    Hugh Young
                                    President

                           By:          /s/ Sander M. Bieber
                                    --------------------------------------------
                                    Sander M. Bieber
                                    as Attorney-in-Fact for Hugh Young

* Pursuant to power of attorney filed herewith.

                                  EXHIBIT INDEX


Exhibit             Description
-------             -----------

(a)(5)              Amendment to Articles Supplementary dated November 15, 1996.

(a)(6)              Amendment to Articles Supplementary dated November, 1998.

(a)(7)              Amendment to Articles Supplementary dated November 21, 1998.

(a)(8)              Amendment to Articles Supplementary dated November 17, 1999.

(a)(9)              Articles Supplementary dated August 16, 2000.

(b)(5)              By-laws as amended and restated through June 12, 2001.

(g)(5) Management Agreement with EquitiLink International Management Limited dated December 21, 2000.

(g)(6) Investment Advisory Agreement with EquitiLink International Management Limited and EquitiLink Australia Limited dated December 21, 2000.

(j)(4) Amendment No. 3 to Custody Agreement between the Registrant and State Street dated December 4, 1998.

(s)(4) Powers of Attorney for Registrant's Officers and Directors as executed on various days of June, 2001.

                                                                  EXHIBIT (a)(5)

                            UNANIMOUS WRITTEN CONSENT
                                       OF
                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.
                                PRICING COMMITTEE

     WHEREAS, Moody's Investors Services, Inc. and Standard & Poor's Corporation have reviewed and revised the categories of Eligible Portfolio Property and the related table of Discount Factors used in calculating the AMPS Basic Maintenance Amount; and

     WHEREAS, the Articles Supplementary establishing the terms of the Fund's outstanding Auction Market Preferred Stock, Series A-I require amendment in order to formally and uniformly reflect these revisions; and

     WHEREAS, the Board of Directors of the Fund, at a meeting held on June 13, 1996 authorized Howard A. Knight, William S. Potter and John T. Sheehy to serve on a Pricing Committee to establish the terms of the Fund's Series H and I Auction Market Preferred Stock and, in addition, to act as the Pricing Committee for the Fund's Auction Market Preferred Stock, Series A through G. in order that such Pricing Committee, would have the authority to further amend from time to time the Articles Supplementary of the Fund's Auction Market Preferred Stock Series A -I.

     NOW, THEREFORE, the undersigned Directors of the First Australia Prime Income Fund, Inc., being all of the members of the Pricing Committee of the Board, by this unanimous written consent pursuant to Section 2-408 of the Maryland General Company Law, hereby adopt the following resolution:

     The definitions of Auction Agent, Australian Bank Bills, Australian Currency, Australian Eurobonds, Australian Exchangeable Eurobonds, Australian Government Securities, Australian Securities, Australian Semi-Government Securities, Discount Factor, Eligible Portfolio Property, Offshore Bank Units and S&P contained in the Articles Supplementary of the Fund establishing the terms of the Auction Market Preferred Stock, Series A through I, as the same may have been previously amended, are hereby amended to read as follows:

     "Auction Agent" means The Chase Manhattan Bank unless and until another commercial bank, trust company or other financial institution appointed by a resolution of the Board of Directors of the Corporation or a duly authorized committee thereof enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate and to act as transfer agent, registrar, paying agent and redemption agent for the AMPS.

     "Australian Bank Bills" means bills of exchange (as defined in the Bills of Exchange Act of the Commonwealth of Australia) issued, accepted or endorsed by Australian banks with (x) in the case of S&P (i) a rating from S&P at least as high as S&P's then-current rating for the AMPS or (ii) in the case of any Bank Bill with a remaining term to maturity from the date of determination of 365 days or less, a rating from S&P at least as high as S&P's short-term rating comparable to its then-current rating for the AMPS and (y) in the case of Moody's (i) a long-term foreign currency debt rating from Moody's of at least Aa2 or (ii) in the case of any Bank Bill with a remaining term to maturity front the date of determination of 180 days or less, a rating from Moody's of Prime-1 or (iii) any other rating as Moody's shall approve in writing.

     "Australian Corporate Bonds" means debt obligations of Australian corporations (other than Australian, (government Securities, Australian Semi-Government Securities, Australian Bank Bills, Australian Eurobonds, Australian Exchangeable Eurobonds and Australian Short-Term Securities) provided, that such debt obligations shall not be deemed to be Eligible Portfolio Property by S&P unless they have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security is rated at least AA- by S&P, (e) the security has a tender panel, (f) the maturity date of the security is nor later than the 10th anniversary of the Valuation Date of such security and (g) the security is issued by one of the following issuers:

     (i) Issuers with a public long-term S&P rating or whose parent has a public long-term rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Corporate Bonds"). These issuers currently include:

          FANMAC Premier Trust Co. No. 1-22 and any subsequent issues rated by S&P - Australian Ratings Ford Credit Australia

          National Australia Bank

     (ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long term S&P rating but has not explicitly guaranteed the subsidiary's debt service Payments ("Non -Quaranteed Corporate Bonds").

     In addition, if the determination is made by S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds issued by a single issuer,
(b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Australian Corporate Bonds from issues representing a single industry, (c) not more than 50%. of the then-outstanding principal amount of any one issue can be included in Eligible Portfolio Property and (d) not more than 2001 of the outstanding aggregate principal amount of the Australian Corporate Bonds held by the Corporation and included in Eligible Portfolio Property shall be comprised of securities with a then outstanding issue size of less than A$100 million.

     "Australian Currency" means such coin or currency of Australia as at the time shall be legal tender for payment of public and private debts as well as cash deposits with Offshore Banking Units of Banque Nationale de Paris.

     "Australian  Eurobonds"  means,  in the case of  Moody's,  debt  securities
(including   Australian   Exchangeable   Eurobonds)  which  are  denominated  in

Australian currency and which have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly traded, (c) the security is non-callable and (d) 90% or more of the Australian Eurobonds meeting the qualifications of clauses (a) and (b) are rated at least Aa2 by Moody's; and in the case of S&P, debt securities (including guaranteed and non-guaranteed Eurobonds) means debt securities which arc denominated in Australian Currency, and which have the following characteristics: (a) the principal amount outstanding on the date of determination is at least equal to A$50 million, (b) the security is publicly tradeable, (c) the security is non-callable, or, if the security is callable, the basis for pricing is to the call date, (d) the security is rated at least AA-by S&P, (e) the maturity date of the security is not later than the 10th anniversary of the Valuation Date of such security and
(f) the security is issued by one of the following issuers:

     (i) Issuers with a public long-term S&P rating or whose parent has a public long-term S&P rating and there is an explicit guarantee backing the subsidiary's debt service payments ("Guaranteed Australian Eurobonds"). These issuers currently include

                                ABN Amro Australia Ltd.
                                ANZ Banking Group
                                Australian Industry Development Corp.
                                Australian Telecom
                                Barclays Bank Plc
                                Coca Cola Amatil Ltd.
                                Commerzbank US Finance Inc.
                                Commonwealth Bank of Australia
                                Eksportfinas A/S
                                Eurofina
                                European Investment Bank
                                Export. Finance & Insurance Corp.
                                Federal Airports Corp.
                                Finnish Export Credit Corp.
                                General Electric Capital Corp.
                                GG Securities Ltd.
                                Guiness Finance BV
                                International Bank for Reconstruction and
                                   Development
                                McDonald's Australia Ltd.
                                Mobil Australia Finance Company Inc.
                                National Australian Bank
                                New South Wales Treasury Corp.
                                Primary Industry Bank Australia Ltd.
                                Prudential Funding Corp.
                                Rural & Industry Bank of Western Australia
                                South Australia Government Financing Authority SBC Warburg Australia Holdings Ltd.
                                Shell Australia Ltd.
                                State Bank of New South Wales
                                State Bank of South Australia Ltd.
                                State Electricity of Victoria
                                Sweden (Kingdom of)
                                Swedish Export Credit Corp.
                                Tasmanian Public Finance Corp.
                                Toronto Dominion Australia Ltd.
                                Toyota Finance Australia Ltd.
                                Treasury Corporation of Victoria
                                Western Australian Treasury Corp.

     (ii) Issuers, which shall be designated in writing from time to time by S&P, without a public long-term S&P rating but whose parent has a long-term S&P rating but whose parent has a long-term S&P rating but has not explicitly guaranteed the subsidiary's debt service payments ("Australian Non-Guaranteed Eurobonds").

     In addition, if the determination is being made by S&P, (a) not more than 10% of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Eurobonds from a single issuer, (b) not more than 50% (if the issue is rated AAA by S&P) or 33.3% (if the issue is rated AA or A by S&P) or 20% (if the issue is rated BBB by S&P) of the aggregate Discounted Value of the Eligible Portfolio Property of the Corporation can consist of Eurobonds from issues representing a single industry, (c) not more than 5% of the then outstanding principal amount of any one issue can be included in Eligible Portfolio Property and (d) not more than 20% of the outstanding aggregate principal amount of the Eurobonds held by the Corporation and included in Eligible Portfolio Property shall be comprised of securities with an outstanding issue size of less than A$50 million.

     "Australian Exchangeable Eurobonds" means securities which are denominated in Australian Currency issued by the New South Wales Treasury Corporation or the Queensland Treasury Corporation which confer upon the holder an option to exchange such securities for, respectively, a like principal amount of New South Wales Treasury Inscribed Stock or Queensland Treasury Corporation Inscribed Stock of identical maturity and coupon.

     "Australian Government Securities" means, in the case of S&P, all publicly traded securities issued and guaranteed by the Government of the Commonwealth of Australia with fixed maturities (i.e. no perpetuals) and in the case of Moody's, any publicly traded security which is (i) either issued by the Government of the Commonwealth of Australia and is rated Aa by Moody's or is guaranteed by the Government of the Commonwealth of Australia (ii) is denominated and payable in Australian Currency or is convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) is not a variable rate, indexed-linked, zero coupon or stripped security.

     "Australian Securities" means ANNIE MAEs, Australian Bank Bills, Australian Corporate Bonds, Australian Eurobonds, Australian Exchangeable Eurobonds, Australian Government Securities, Australian Semi-Government Securities, Australian Short-term Securities, MMSs, MTCs and NMMC Securities.

     "Australian Semi-Government Securities" means publicly traded semi-government securities with a fixed maturity (i.e., no perpetuals) issued by the following entities which, except as indicated are explicitly guaranteed by the Government of the Commonwealth of Australia or the respective Australian State and which, in the case of S&P, include Australian Exchangeable Eurobonds and in the case of Moody's are (i) either rated Aa by Moody's or are guaranteed by either the Commonwealth of Australia and rated Aa or any semi-sovereign Australian entity whose current domestic long-term debt is rated Aa by Moody's,
(ii) are denominated and payable in Australian currency or are convertible into a security constituting Eligible Portfolio Property by Moody's and (iii) are not a variable rate, indexed-linked, zero coupon or stripped security.

     1. Electricity Trust of South Australia, a body established under the Electricity Trust of South Australia Act 1946 (South Australia).

     2. New South Wales Treasury  Corporation,  a corporation  constituted under section 4 of the Treasury Corporation Act 1983 (New South Wales), including its Australian Convertible Eurobond issues, in the case of S&P.

     3. A Territory authority being an authority within the meaning of that term under section 43 of the Northern Territory (Self Government) Act (Commonwealth) provided that the specific issue is guaranteed by the Treasurer of the Commonwealth of Australia.

     4. Queensland Treasury Corporation, a corporation established under the Treasury Corporation Act 1988 (Qld), including its Australian Convertible Eurobond issues, in the case Of S&P.

     5.  South  Australian   Government   Financing   Authority,   an  authority
established under the Government Financing Authority Act 1982 (South Australia).

     6. State Electricity Commission of Victoria, a commission established under the State Electricity Commission Act 1958 (Victoria).

     7. The Australian Telecommunications Commission, a commission established under section 4 of the Telecommunications Act 1975 (Commonwealth).

     8. (with respect to S&P only) and without any guarantee by the Commonwealth of Australia or the respective Australian State: Australian and Overseas Telecommunications Corporation, Limited..

     9. Victorian Public Authorities Finance Agency, an agency constituted under section 3 of the Victorian Public Authorities Act 1984 (Victoria).

     10. Australian Industry Development  Corporation,  a body established under
section   5  of  the   Australian   Industries   Development   Corporation   Act
(Commonwealth).

     11. The Western Australian Treasury Corporation.

     12. Tasmanian Public Finance Corp.

     13. (with respect to S&P only) FANMAC Premier Trust Co. (Nos. 1-22) and any subsequent issues rated by S&P - Australian Ratings.

     14. (with respect to S&P only) Australian Wool Corporation.

     15. Commonwealth Bank of Australia.

     16. State Bank of New South Wales.

     17. Securities issued by the Australian State Government of Victoria through the Treasury Corporation of Victoria.

     "Discount Factor" means, for any asset held by the Corporation, the number see forth opposite each such type of asset in the following table or such other factor required under the guidelines established by the Rating Agencies from time to time (it being understood that any asset held by the Corporation and either not listed in the following table or not identified as a type of Eligible Portfolio Property in writing by a Rating Agency shall have a Discounted Value of zero for such Rating Agency).

                                                                                Moody's               S&P
                                                                                discount             Discount
                Type of Eligible Portfolio Property                             Factor             Factor (2)
                -----------------------------------`                            --------           -----------

Cash and Short Term Money Market Instruments
other than commercial paper with a remaining term
to maturity equal to or less than 46 days                                       1.000(1)             1.000


commercial paper with a remaining term to maturity
equal to or less than 46 days                                                   1.150                1.000


Repurchase Agreements                                                           1.000                1.000

                                                                                        Moody's                 S&P
                                                                                        discount                Discount
                Type of Eligible Portfolio Property                                     Factor                  Factor (2)
                -----------------------------------                                     --------                -----------

Australian Government Securities:  with any current outstanding issue size and a
     remaining  term to maturity  shorter than 46 days from the  Valuation  Date        1.000(1)                1.000

     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining  term to  maturity  equal to or longer  than 46 days but not more
     than 2 years from the Valuation Date                                               1.730                   1.470

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000  and with a remaining term to maturity equal
     to or longer than 46 days but not more than 2 years from the Valuation Date        1.730                   1.340


     with a current  out-standing issue size greater than A$150,000,000 and with a remaining  term to  maturity  equal to or longer than 6 days but not more
     than 2 years from the Valuation Date                                               1.520                   1.340


     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining  term to  maturity  longer than 2 years but not more than 5 years
     from the Valuation Date                                                            1.730                   1.580

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer
     than 2 years but not more than 5 years from the Valuation Date                     1.730                   1.436

     with a current outstanding issue size greater than A$150,000,000 and with a remaining  term to  maturity  longer than 2 years but not more than 5 years
     from the Valuation Date                                                            1.520                   1.436

     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining  term to maturity  longer than 5 years but not more than 10 years
     from the Valuation Date                                                            1.730                   1.608

     with a current outstanding issue size of at least A$100,000,000 but less or equal to A$150,000,000  and with a remaining term to maturity longer than 5
     years from  the  Valuation Date                                                    1.730                   1.462

     with a current outstanding issue size greater than A$150,000,000 and with a remaining  term to maturity  longer than 5 years but not more than 10 years
     from the Valuation Date                                                            1.520                   1.462

     with a current  outstanding  issue sizeless than  A$100,000,000  and with a remaining term to maturity  longer than 10 years but not more than 20 years
     from the Valuation Date                                                            1.730                   1.679

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or  equal to  A$150,.000,000  and with a  remaining  term to  maturity
     longer  than 10 years but not more than 20 years  from the  Valuation  Date        1.730                   1.526

     with a current outstanding issue size  greater  than  A$150,000,000  and with a  remaining  term to maturity longer  than 10 years but not more than
     20 years from the Valuation Date                                                   1.520                   1.526

     Australian  Semi-Government  Securities (3): (other than of Tasmania in the case of both Moody's and S&P, and of the  Australian  State  Government  of
     Victoria in the case of Moody's)  with any current  outstanding  issue size and  with a  remaining  term to  maturity  shorter  than 46 days  from  the
     Valuation Date                                                                     1.000(1)                1.000

     with a current outstanding issue sizeless than A$100,000,000 and with a remaining term to maturity equal to or longer than 46 days but not more
     than 2 years from the Valuation Date                                               1.730                   1.639

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000  and with a remaining term to maturity equal
     to or longer than 46 days but not more than 2 years from the Valuation Date        1.730                   1.490

     with a current outstanding issue size of 91-180 days from the greater than
     A$150,000,000 and with a remaining term to maturity equal to or longer than
     46 days but not more than 2 years from the Valuation Date                          1.520                   1.490

     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining  term to  maturity  longer than 2 years but not more than 5 years
     from the Valuation Date                                                            1.730                   1.745

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer
     than 2 years but not more than 5 years from the Valuation Date                     1.730                   1.586

     with a current outstanding issue size greater than A$150,000,000 and with a remaining  term to  maturity  longer than 2 years but not more than 5 years
     from the Valuation Date                                                            1.520                   1.586

     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining  term to maturity  longer than 5 years but not more than 10 years
     from the Valuation Date                                                            1.730                   1.773

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer
     than 5 years but not more than 10 years from the Valuation Date                    1.730                   1.612

     with a current outstanding issue size greater than A$150,000,000 and with a remaining term to maturity longer than 5 years but not more than 10 years
     from the Valuation                                                                 1.520                   1.612

     with a current outstanding issue size of less than A$100,000,000,  and with a remaining term to maturity longer  than 10 years but not more than 20
     years from the Valuation Date                                                      1.730                   1.844

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to  A$150,000,000  with a remaining  term to maturity  longer
     than 10 years  but not more than 20 years  from the  Valuation  Date               1.730                   1.676

     with a current outstanding issue size greater than A$150,000,000 and with a remaining term to maturity  longer than 10 years but not more than 20 years
     from the  Valuation Date                                                           1.520                   1.676

     Australian  Semi-Government  Securities  (Tasmanian  and,  with  respect to
     Moody's  only,   Australian  Semi-  Government  Securities  issued  by  the
     Australian State Government of Victoria) (4); with any current  outstanding issue size and with a remaining term to maturity  shorter than 46 days from
     the Valuation Date                                                                 1.050                   1.000

     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining  term to  maturity  equal to or longer  than 46 days but not more
     than 2 years from the Valuation Date                                               1.820                   1.694

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000  and with a remaining term to maturity equal
     to or longer than 46 days but not more than 2 years from the Valuation Date        1.820                   1.540

     with a current outstanding  issuesize greater than A$150,000,000 and with a remaining  term to  maturity  equal to or longer  than 46 days but not more
     than 2 years from the Valuation Date                                               1.600                   1.540

     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining  term to  maturity  longer than 2 years but not more than 5 years
     from the Valuation Date                                                            1.820                   1.800

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer
     than 2 years but not more than 5 years from the Valuation  Date                    1.820                   1.636

     with a current  outstanding issu size greater than A$150,000,000 and with a remaining  term to  maturity  longer than 2 years but not more than 5 years
     from the Valuation Date                                                            1.600                   1.636

     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining  term to maturity  longer than 5 years but not more than 10 years
     from the  Valuation Date                                                           1.820                   1.828

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer
     than 5 years but not more than 10 years from the Valuation Date                    1.820                   1.662

     with a current outstanding issue size greater than A$150,000,000 and with a remaining  term to  maturity  longer than 2 years but not more than 5 years
     from the Valuation Date                                                            1.600                   1.662

     with a current  outstanding  issue size less than  A$100,000,000 and with a remaining term to maturity  longer than 10 years but not more than 20 years
     from         the         Valuation         Date                                    1.820                   1.899

     with a current  outstanding  issue size of at least  A$100,000,000 but less than or equal to A$150,000,000 and with a remaining term to maturity longer
     than 10 years  but not more than 20 years  from the  Valuation  Date               1.820                   1.726

     with a current outstanding issue size greater than A$150,000,000 and with a remaining term to maturity  longer than 10 years but not more than 20 years
     from the Valuation Date                                                            1.600                   1.726

     Australian  Bank Bills:  with  maturities  of less than or equal to 46 days
     from  the  Valuation  Date                                                         1.000(1)                1.000


                                                                                Moody's                 S&P
                                                                                discount                Discount
                Type of Eligible Portfolio Property                             Factor                  Factor (2)
                -----------------------------------                             --------                ----------

with  maturities  of 47-56  days  from  the  last  Valuation  Date              1.350                   1.400

with maturities of 57-90 days from the Valuation Date                           1.350                   1.400

with maturities  Valuation Date                                                 1.350                   1.450

Australian  Currency                                                            1.350*                  1.570


* If any Overseas Banking Unit constituting Australian Currency has a maturity of more than 46 days from the Valuation Date, the principal amount of the cash deposit shall be offset by an amount equal to the penalty for early withdrawal and in the event interest earned on any Overseas Banking
     Unit is not exempt from interest withholding tax the Corporation may not include interest earned as a component of the value of the deposit unless taxes incurred on interest earned have been paid.



                                                                                           Moody's         S&P
                                                                                           discount        Discount
                Type of Eligible Portfolio Property                                        Factor          Factor (2)
                -----------------------------------                                        --------        ----------

Australian Eurobonds:
     with a remaining maturity of seven years or less                                      1.600           __________*

     With a remaining maturity of more than seven years                                    2.000           __________*

Australian Guaranteed Eurobonds:
     with a current outstanding issue size less than or equal to A$50,000,000
     with a remaining term to maturity more than 56 days from the Valuation Date           _____           2.000

     with a current outstanding issue exceeding A$50,000,000 with a remaining term to maturity more than 56 days from the
     Valuation Date                                                                        _____           1.900

     with any current outstanding issue size and with a remaining term to
     maturity of less than 56 days from the Valuation Date                                 _____           1.000

Australian Non-Guaranteed Eurobonds:
     with a current outstanding issue size less than or equal to A$50,090,000
     with a remaining term to maturity more than 56 days from the Valuation Date           _____           2.150

     with a current outstanding issue size exceeding A$50,000,000 with a remaining term to maturity more than 56 days from the
     Valuation Date                                                                        _____           2.000

*    See Australian Guaranteed and Non-Guaranteed Eurobonds.


                                                                                        Moody's                 S&P
                                                                                        discount                Discount
                Type of Eligible Portfolio Property                                     Factor                  Factor (2)
                -----------------------------------                                     --------                ----------

Guaranteed Australian  Corporate Bonds:  with a current  outstanding  issue size less than  A$100,000,000  with a remaining term to maturity of more than 56
     days from the Valuation Date                                                       ____________            1.700

     with a  current  outstanding  issue  size  exceeding  A$100,000,000  with a
     remaining  term of more than 56 days from the Valuation  Date                      ____________            1.600

     with any current outstanding issue size and a remaining term to maturity of
     less than 56 days                                                                  ____________            1.000

Non-Guaranteed Australian Corporate Bonds: with a current outstanding issue size less than or equal to  A$100,000,000  with a remaining  term to maturity or
     more than 56 days from the Valuation Date                                          ____________            1.800

     with a  current  outstanding  issue  size  exceeding  A$100,000,000  with a
     remaining term of more than 56 days from the Valuation Date                        ____________            1.700

     with any  current  outstanding  issue  size and  with a  remaining  term to
     maturity of less than 56 days from the Valuation Date                              ____________            1.000


                                                                                        Moody's                 S&P
                                                                                        discount                Discount
                Type of Eligible Portfolio Property                                     Factor                  Factor (2)
                ----------------------------------                                      --------                ---------

     Non-Guaranteed Australian Corporate Bonds: with a current outstanding issue size less than or equal to A$100,000,000  with a remaining term to maturity
     or more than 56 days                                                               ____________            1.800

     with any current  outstanding  issue size  exceeding  A$100,000,000  with a
     remaining  term to  maturity of more than 56 days from the  Valuation  Date        ____________            1.800

     with a current outstanding issue size and with a remaining term to maturity
     of less than 56 days from the Valuation Date                                       ____________            1.000

     Non-Guaranteed Australian Corporate Bonds: with a current outstanding issue size less than or equal to A$150,000,000  with a remaining term to maturity
     or more than 56 days                                                               ____________            1.800

     Guaranteed  Australian  Corporate Bonds:  with a current  outstanding issue size less than or equal to A$150,000,000  with a remaining term to maturity
     or more than 56 days                                                               ____________            1.700

     with a  current  outstanding  issue  size  exceeding  A$150,000,000  with a
     remaining term to maturity of more than 56 days                                    ____________            1.600

     with any  current  outstanding  issue  size and  with a  remaining  term to
     maturity of less than 56 days                                                      ____________            1.000

Australian Exchangeable Eurobonds                                                       ____________*           _________**

GNMA Certificates with fixed interest rates                                             (5)                     1.300

GNMA Certificates with adjustable interest rates                                        1.480                   1.300


--------------------
*    Included in Australian Eurobonds.

**   Included in Australian Semi-Government categories.


                                                                                        Moody's                 S&P
                                                                                        discount                Discount
                Type of Eligible Portfolio Property                                     Factor                  Factor (2)
                -----------------------------------                                     --------                ----------

FHLMC and FNMA Certificates with fixed interest rates                                   (7)                     1.350

FHLMC and FNMA Certificates with fixed interest rates                                   1.610                   1.350

FHLMC Multifamily Securities                                                            ____________            1.650

FHLMC and FNMA Certificates with variable interest rates                                ____________            1.350

GNMA Graduated Payment Securities                                                       ____________            1.500(5)(6)(7)

                                -0-

U.S. Government Obligations
     having a remaining term to maturity of 90 days or less                             1.060                   1.000

U.S. Government Obligations
     having a remaining term to maturity of more than 90 days but
     not more than one year                                                             1.060                   1.060

U.S. Government Obligations
     having a remaining term to maturity of more than one year but
     not more than two years                                                            1.100                   1.200

U.S. Government Obligations
     having a remaining term to maturity of more than one year but not more than
     two years but not more than three years                                            1.100                   1.200

U.S. Government Obligations
     having a remaining term to maturity of more than three years
     but not more than four years                                                       1.200                   1.200

U.S. Government Obligations
     having a remaining term to maturity of more than four years
     but not more than five years                                                       1.240                   1.200

U.S. Government Obligations
     having a remaining term to maturity of more than five years
     but not more than seven years                                                      1.290                   1.250

                                                                           Moody's             S&P
                                                                           discount            Discount
                Type of Eligible Portfolio Property                        Factor              Factor (2)
                ----------------------------------                         --------            ----------

U.S. Government Obligations
     having a remaining term to maturity of more than five years
     but not more than seven years                                          1.340               1.250
-------------------------------------------------------------------- -------------------- -------------------
-------------------------------------------------------------------- -------------------- -------------------
U.S. Government Obligations
     having a remaining term to maturity of more than 10 years but
     not more than 15 years                                                 1.370               1.300
-------------------------------------------------------------------- -------------------- -------------------
-------------------------------------------------------------------- -------------------- -------------------
U.S. Government Obligations
     having a remaining term to maturity of more than 15 years but
     not more than 20 years                                                 1.410               1.380
-------------------------------------------------------------------- -------------------- -------------------
-------------------------------------------------------------------- -------------------- -------------------
U.S. Government Obligations
having a remaining term to maturity of more than 20 years but not
more than 30 years                                                          1.420               1.380
-------------------------------------------------------------------- -------------------- -------------------

(1) In the case of Moody's, the remaining term to maturity of Eligible Portfolio Property with a Moody's Discount Factor of 1.000 shall be measured from the last Valuation Date on which the AMPS Basic Maintenance Amount was met for the purpose of determining the number of shares of AMPS to be redeemed which would result in satisfaction of the AMPS Basic Maintenance Amount.

(2) Provided that in the case of S&P, the current outstanding issue size (as determined on each Quarterly Valuation Date) is equal to or greater than A$10,000,000.

(3) Excluding securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.

(4) Securities of Hydro-Electricity Commission of Tasmania, Tasmanian Public Finance Corp. and Tasmanian Development Authority.

(5)  The Discount Factor determined therefor in writing by the Rating Agency.

(6) Unless the Rating Agencies shall agree in writing, GNMA Graduated Payment Securities with a coupon rate lower than 5% shall not be include in Eligible Portfolio Property.

(7) A Discount Factor of 1.50 applies in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are being made to holders; in the case of GNMA Graduated Payment Securities as to which the Corporation notifies the Auction Agent that scheduled principal payments are not being made to holders, the Discount Factor shall be that which is determined in writing by the Rating Agencies.

     "Eligible Portfolio Property" means Australian Bank Bills, Australian Currency, Australian Eurobonds, Australian. Exchangeable Eurobonds, Australian Government Securities, Australian Semi-Government Securities, Cash, U.S. Government Obligations, Repurchase Agreements, Short Term Money Market Instruments, FNMA Certificates, FHLMC Certificates, FHLMC Multifamily Securities, GNMA Certificates, and GNMA Graduated Payment Securities and, if the calculation is being made for S&P, Australian Corporate Bonds; provided, (i) if the determination is being, made by Moody's (x) that nor more than 20% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist either of Australian Government and/or Australian Semi-Government Securities with a current outstanding issue size less than A$150,000,00 and (y) not more than 10% in the aggregate of the total Discounted Value of Eligible Portfolio Property shall consist of Australian Semi-Government Securities described under items [17, 18 and 19] of such definition and (ii) if the determination is being made for S&P that no Australian Government Securities or Australian Semi-Government Securities contained in Eligible Portfolio Property shall have a current outstanding issue size less than A$10,000,000 (as determined on each Quarterly Valuation Date) ; provided further that, if the determination is being made for S&P, not more than 10i in the aggregate of the total Discounted Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities issued by any single issuer (except that in the case of New South Wales Treasury Corporation, such percentage shall be 25%) and that not more than 20% in the aggregate of the total Market Value of the Eligible Portfolio Property shall consist of Australian Semi-Government Securities guaranteed by any single state (except that in the case of each of Victoria and New South Wales, such percentage shall be 25%).

     "Offshore Banking Units" means cash deposits denominated in the currency of Australia deposited with an Australian branch of a foreign bank authorized to operate as an offshore banking unit by the Government of Australia's Australian Taxation Office which, in the case of Moody's is (1) a branch carrying the same credit rating as the parent bank, (ii) is a deposit rated at least P-1 under circumstances in which the rating of the deposit is capped at the sovereign rating ceiling of the parent bank's home country, as well as the bank deposit rating ceiling of Australia, or (iii) is a deposit held by a branch whose parent bank is rated at least Aa3/P-1 under circumstances in which the rating of the parent bank is capped at the sovereign rating ceiling of the parent bank's home country, as-well as the bank deposit rating ceiling of Australia and which, to date, are limited to cash deposits with an overseas banking until of Banque Nationale de Paris.

     "S&P" means Standard & Poor's Ratings Group or its successors.

                                      /s/ Howard A. Knight
                                    ------------------------------------
                                    Howard A. Knight


                                      /s/ William Potter
                                    ------------------------------------
                                    William S. Potter


                                      /s/ John T. Sheehy
                                    -------------------------------------
                                    John T. Sheehy

Dated as of November 15, 1996

                                                                  EXHIBIT (a)(6)


                          UNANIMOUS WRITTEN CONSENT OF
                            PRICING COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                            Pursuant to Section 2-408
                                     of the
                             Maryland Corporate Code


     Pursuant to the authority delegated to them by the Board of Directors, the undersigned, constituting all of the members of the Pricing Committee of the Board of Directors, hereby adopts the following:


     WHEREAS,  by a  notification  dated  January 15,  1999,  Moody's  Investors
Services has provided Discount Factors for certain types of U.S. Eligible Portfolio Property within the meaning of the Articles Supplementary defining the terms of the Fund's Auction Market Preferred Stock, Series A through I;


                              NOW THEREFORE, be it:

     RESOLVED, that the Articles Supplementary for each such series are hereby amended to add the following Moody's Discount Factors:

Type of Eligible Portfolio Property                                      Moody's Discount Factor
-----------------------------------                                      -----------------------
GNMA Certificates with fixed interest rates                                   1.5
FHLMC and FNMA Certificates with fixed interest rates                         1.59
FHLMC Multifamily Securities                                                  1.65
FHLMC and FNMA Certificates with variable interest rates                      1.5
GNMA Graduated Payment Securities                                             1.5



  /s/ Malcolm Fraser                                                    /s/ Neville Miles
--------------------------                                              --------------------------
Malcolm Fraser                                                          Neville J. Miles


  /s/ William Potter                                                    /s/ Peter Sacks
--------------------------                                              --------------------------
William J. Potter                                                       Peter D. Sacks


  /s/ John T. Sheehy
-------------------------
John T. Sheehy

Dated:   November, 1998

                                                                  EXHIBIT (a)(7)


                          UNANIMOUS WRITTEN CONSENT OF
                            PRICING COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                            Pursuant to Section 2-408
                                     of the
                             Maryland Corporate Code

     Pursuant to the authority delegated to them by the Board of Directors, the undersigned, constituting all of the members of the Pricing Committee of the Board of Directors, hereby adopts the following:


     WHEREAS, by letter dated September 11, 1998, Standard & Poor's has approved investment in Yankee Bonds from China, Hong Kong, India, Korea, Indonesia, Malaysia, Philippines, and Thailand as Eligible Portfolio Property within the meaning of the Articles Supplementary defining the terms of the Fund's Auction Market Preferred Stock, Series A through I, in the amount and at the discount levels specified in the letter;

                              NOW THEREFORE, be it:

     RESOLVED, that the Articles Supplementary for each such series are hereby amended, as appropriate, to reflect the terms of the Standard and Poor's September 11, 1998 letter.


  /s/ Malcolm Fraser
------------------------------------
Malcolm Fraser


  /s/ Neville Miles
------------------------------------
Neville Miles


  /s/ William Potter
------------------------------------
William J. Potter


  /s/ Peter D. Sacks
------------------------------------
Peter D. Sacks


  /s/ John T. Sheehy
------------------------------------
John T. Sheehy


Dated: November 21, 1998

                                                                  EXHIBIT (a)(8)


                          UNANIMOUS WRITTEN CONSENT OF
                            PRICING COMMITTEE OF THE
                              BOARD OF DIRECTORS OF
                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                            Pursuant to Section 2-408
                                     of the
                        Maryland General Corporation Law

     Pursuant to the authority delegated to them by the Board of Directors, the undersigned, constituting all of the members of the Pricing Committee of the Board of Directors, hereby adopt the following:

     WHEREAS, by a notification dated November 2, 1999, Moody's Investors Services has approved investment in U.S. dollar denominated Asian Yankee bonds issued by companies in China, Hong Kong, India, Korea, Indonesia, Malaysia, the Philippines, and Thailand as Eligible Portfolio Property within the meaning of the Articles Supplementary defining the terms of the Fund's Auction Market Preferred Stock, Series A through I, at a discount factor of 240%.

                              NOW THEREFORE, be it:

     RESOLVED, that the Articles Supplementary for each such series are hereby amended, as appropriate, to reflect the terms of Moody's Investors Service November 2, 1999 letter.


  /s/ Malcolm Fraser                              /s/ Neville Miles
--------------------------                      -------------------------------
Malcolm Fraser                                   Neville J. Miles

  /s/ William Potter                              /s/ Peter Sacks
--------------------------                      --------------------------------
William J. Potter                                Peter D. Sacks

  /s/ John T. Sheehy
--------------------------
John T. Sheehy

Dated:  November 17, 1999

                                                                  EXHIBIT (a)(9)


                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                             ARTICLES SUPPLEMENTARY

     THE FIRST AUSTRALIA PRIME INCOME FUND, INC., a Maryland corporation having its principal Maryland office in Baltimore, Maryland (the "Corporation"), certifies that:

     FIRST: Pursuant to Section 3-802 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation ("the Board") at its meeting held on June 8, 2000, by unanimous resolution, elected to be subject to certain provisions of Subtitle 8 of the MGCL, entitled, "Corporations and Real Estate Investment Trusts -- Unsolicited Takeovers."

     SECOND: Pursuant to such resolution, the Corporation through its Board, has elected to be subject to the following provisions of Subtitle 8:

          (i) Section 3-804(a): Under Section 3-804(a), the stockholders of the Corporation may remove any director by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of directors.

          (ii) Section 3-804(b): Under Section 3-804(b), the number of directors of the Corporation shall be fixed only by the vote of the Board.

        (iii) Section 3-804(c): Under Section 3-804(c), a vacancy on the Board due to an increase in the size of the Board or the death, resignation, or removal of a director, may be filled only by the affirmative vote of the majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any director so elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until a successor is elected and qualifies.

          (iv) Section 3-805: Under Section 3-805, the Secretary of the Corporation may call a special meeting of stockholders only on the written request of the stockholders entitled to cast at least a majority of all votes entitled to be cast at the meeting; and in accordance with the procedures set forth under Section 2-502(b)(2) and (3) and (e) of the MGCL.

     THIRD: The filing of these Articles Supplementary, pursuant to Section 3-802(d)(1), was approved by the Board by Unanimous Written Consent in lieu of meeting on August 16th, 2000.

     FOURTH: Pursuant to Section 3-802(d)(3) of the MGCL, the filing of these Articles Supplementary does not require the approval of stockholders.

     FIFTH: The undersigned Chairman acknowledges that these Articles Supplementary are the act of the Corporation and that to the best of his knowledge, information, and belief, all matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalty of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on behalf by its Chairman and attested to by its Assistant Secretary on this 16th day of August, 2000.


                                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.


                                   By:  /s/ Laurence Freedman
                                        -------------------------------
                                        Laurence S. Freedman
                                        Chairman
ATTEST


   /s/ Sander M. Bieber
---------------------------
Sander M. Bieber
Assistant Secretary

                     ABERDEEN ASIA-PACIFIC INCOME FUND, INC.
                             A Maryland Corporation
                                     BY-LAWS
                              Amended and Restated
                               as of June 12, 2001

                                TABLE OF CONTENTS

ARTICLE I NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL...................1

   Section 1.     Name........................................................1
   Section 2.     Principal Offices...........................................1
   Section 3.     Seal........................................................1

ARTICLE II STOCKHOLDERS.......................................................2

   Section 1.     Place of Meeting............................................2
   Section 2.     Annual Meetings.............................................2
   Section 3.     Special Meetings............................................2
   Section 4.     Notice of Meetings..........................................3
   Section 5.     Quorum; Adjournment of Meetings.............................3
   Section 6.     Voting and Inspector........................................4
   Section 7.     Stockholders Entitled to Vote...............................5
   Section 8.     Validity of Proxies, Ballots................................5
   Section 9.     Conduct of Stockholders' Meetings...........................6
   Section 10.    Action Without a Meeting....................................6
   Section 11.    Stockholder Proposals.......................................6

ARTICLE III BOARD OF DIRECTORS................................................9

   Section 1.     Powers......................................................9
   Section 2.     Number and Term............................................10
   Section 3.     Election...................................................12
   Section 4.     Vacancies and Newly Created Directorships..................12
   Section 5.     Removal....................................................13
   Section 6.     Place of Meeting...........................................13
   Section 7.     Annual and Regular Meetings................................14
   Section 8.     Special Meetings...........................................14
   Section 9.     Waiver of Notice...........................................14
   Section 10.    Quorum and Voting..........................................15
   Section 11.    Action Without a Meeting...................................15
   Section 12.    Compensation of Directors..................................15

ARTICLE IV COMMITTEES........................................................15

   Section 1.     Organization...............................................15
   Section 2.     Proceedings and Quorum.....................................16

ARTICLE V OFFICERS...........................................................17

   Section 1.     General....................................................17
   Section 2.     Election, Tenure and Qualifications........................17
   Section 3.     Removal and Resignation....................................17
   Section 4.     President..................................................18
   Section 5.     Chairman...................................................18
   Section 6.     Vice President.............................................18
   Section 7.     Treasurer and Assistant Treasurers.........................19
   Section 8.     Secretary and Assistant Secretaries........................19
   Section 9.     Subordinate Officers.......................................20
   Section 10.    Remuneration...............................................20
   Section 11.    Surety Bonds...............................................20

ARTICLE VI CAPITAL STOCK.....................................................21

   Section 1.     Certificates of Stock......................................21
   Section 2.     Transfer of Shares.........................................21
   Section 3.     Stock Ledgers..............................................21
   Section 4.     Transfer Agents and Registrars.............................22
   Section 5.     Fixing of Record Date......................................22
   Section 6.     Lost, Stolen or Destroyed Certificates.....................22

ARTICLE VII FISCAL YEAR AND ACCOUNTANT.......................................23

   Section 1.     Fiscal Year................................................23
   Section 2.     Accountant.................................................23

ARTICLE VIII CUSTODY OF SECURITIES...........................................23

   Section 1.     Employment of a Custodian..................................23
   Section 2.     Termination of Custodian Agreement.........................24

ARTICLE IX INDEMNIFICATION...................................................24

   Section 1.     Indemnification of Officers, Directors,
                  Employees and Agents.......................................24

ARTICLE X AMENDMENTS.........................................................25

   Section 1.     General....................................................25

                                     BY-LAWS

                                       OF

                     ABERDEEN ASIA-PACIFIC INCOME FUND, INC.

                            (A MARYLAND CORPORATION)

                                    ARTICLE I
                                   ----------

                        NAME OF CORPORATION, LOCATION OF
                                OFFICES AND SEAL
                                ----------------

Section 1. Name. The name of the Corporation is Aberdeen Asia-Pacific Income Fund, Inc.

Section 2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.

Section 3. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland." The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same.

                                   ARTICLE II
                                   -----------

                                  STOCKHOLDERS
                                  ------------

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

Section 2. Annual Meetings. An annual meeting of stockholders for election of Directors and the transaction of such other business as may properly come before the meeting shall be held at such time and place within the United States as the Board of Directors, or any duly constituted committee of the Board, shall select between March 21 and April 19.

Section 3. Special Meetings. Special meetings of stockholders may be called at any time by the President or a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.

Special meetings of the stockholders shall be called by the Secretary upon receipt of the written request of the holders of shares entitled to not less than a majority of all the votes entitled to be cast at such meeting, provided that (1) the information specified in Article II, Section 11 is given; and (2) the stockholders requesting such meeting shall have paid to the Corporation the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such stockholders. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.


Section 4. Notice of Meetings. The Secretary shall cause written or printed notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given, not less than 10 and not more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the Corporation at the time of such mailing, or by transmitting it to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice either before or after the time of such meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting.

Section 5. Quorum; Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast constitutes a quorum for the transaction of business. In the absence of a quorum, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer present entitled to preside or act as Secretary of such meeting may adjourn the meeting without determining the date of the new meeting or from time to time without further notice to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

Section 6. Voting and Inspector. Unless otherwise provided by the Charter, at each stockholders' meeting, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in accordance with Section 5 of Article VI hereof (and each stockholder of record holding fractional shares, if any, shall have proportionate voting rights). Stockholders may vote their shares owned of record either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. Except as otherwise specifically provided in the Charter or these By-Laws or as required by provisions of the Investment Company Act of 1940, as amended from time to time, all matters shall be decided by a vote of the majority of all votes validly cast at a meeting at which a quorum is present. The vote upon any question shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint one inspector of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspector at suchelection with strict impartiality and according to the best of his ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

Section 7. Stockholders Entitled to Vote. If the Board of Directors sets a record date for the determination of stockholders entitled to notice of or to vote at any stockholders' meeting in accordance with Section 5 of Article VI hereof, each stockholder of the Corporation shall be entitled to vote, in person or by proxy, each share of stock standing in his name on the books of the Corporation on such record date. If no record date has been fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, or, if notice is waived by all stockholders, at the close of business on the tenth day next preceding the day on which the meeting is held.

Section 8. Validity of Proxies, Ballots. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Corporation or the person acting as Secretary of the meeting before being voted, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless an inspector of election has been appointed by the Chairman of the meeting in which event such inspector of election shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy theCorporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by on or behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 9. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the President, or if he is not present, by the Chairman, or if he is not present, by any Vice President, or if none of them is present, then by any other officer of the Corporation appointed by the President to act on his behalf shall preside over the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then any such person appointed by the Secretary to act on his behalf shall act as the Secretary of such meeting.

Section 10. Action Without a Meeting. Any action to be taken by stockholders may be taken without a meeting to the fullest extent permitted by law.

Section 11.     Stockholder Proposals.

     (a) No business proposed by a stockholder to be considered at an annual meeting of stockholders shall be considered by the stockholders at that meeting unless no less than 90 days nor more than 120 days prior to the first anniversary date ("anniversary date") of the annual meeting for the preceding year, or, with respect to annual meetings not scheduled to be held within a period that commences 30 days before the anniversary date and ends 30 days after the anniversary date, by the later of the close of business on the date 90 days prior to such meeting or 14 days following the date such meeting is first publicly announced or disclosed, the Secretary of the Corporation receives a written notice from the stockholder proposing a business matter to be considered at an annual meeting that sets forth the information required by
Section 11(c) of this Article II.

     (b) No business matter shall be considered at a special meeting of stockholders unless such matter is specifically listed as a purpose of the special meeting and listed as a matter proposed to be acted on at the special meeting pursuant to the Corporation's notice of meeting.

     (i) In the event a special meeting is called at the request of stockholders, pursuant to Section 3 of this Article II, the written request shall be delivered to the Secretary of the Corporation, and shall state the business proposed by stockholders to be the purpose of the meeting and the matters proposed to be acted upon, and shall set forth the information required by Section 11(c) of this Article II.

     (ii) In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder delivers a written notice to the Secretary of the Corporation, which shall set forth the information required by Section 11(c) of this Article II, not later than the close of business 21 days following the day on which the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting are publicly announced or disclosed.

     (c) The written notice or written request to the Secretary of the Corporation, required to be provided pursuant to Section 11(a) or 11(b) of this
Article II, shall include the following information: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the meeting of stockholders, (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder, (3) any interest of the stockholder in the proposed business, (4) the name or names of each person nominated by the stockholder to be elected or reelected as a director, if any, and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act") (or any provisions of law subsequently replacing Regulation 14A), together with a notarized letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election.

     (d) The chairman of the annual or special meeting shall determine whether notice of matters proposed to be brought before a meeting has been duly given in the manner provided by this Section 11. If the facts warrant, the chairman shall declare to the meeting that business has not been properly brought before the meeting in accordance with the provisions of this Section 11, and, it, therefore, shall not be considered or transacted.

     (e) The requirement of the Corporation to include in the Corporation's proxy statement a stockholder proposal shall be governed by Rule 14a-8 under the Exchange Act (or any provisions of law subsequently replacing Rule 14a-8) ("Rule 14a-8"). Accordingly, the deadline for including a stockholder proposal in the Corporation's proxy statement shall be governed by Rule 14a-8.

     (f) The adjournment of an annual or special meeting, or any announcement thereof, shall not commence a new period for the giving of notice as provided in this Section 11.

     (g) For purposes of this Section 11, a meeting date shall be deemed to have been "publicly announced or disclosed" if such date is disclosed in a press release disseminated by the Corporation to a national news service or contained in a document publicly filed by the Corporation with the Securities and Exchange Commission.


                                   ARTICLE III
                                   -----------

                               BOARD OF DIRECTORS
                               ------------------

Section 1. Powers. Except as otherwise provided by law, by the Charter or by these By-Laws, the business and affairs of the Corporation shall be managed under the direction of, and all the powers of the Corporation shall be exercised by or under authority of, its Board of Directors.

Section 2. Number and Term. The Board of Directors shall consist of no fewer than three, nor more than twenty-seven Directors, as specified by resolution of the majority of the entire Board of Directors, provided that at least 40% of the entire Board of Directors shall be persons who are not interested persons of the Corporation as defined in the Investment Company Act of 1940, as amended. The total number of Directors of the Corporation may be fixed only by a vote of the Board of Directors.

     (a) Directors Elected by Common Stockholders. The Directors elected by common stockholders shall be divided into three classes, as nearly equal in number as possible, and shall be designated as Class I, Class II, and Class III Directors, respectively. The Class I Directors to be originally elected for a term expiring at the annual meeting held in 1989 for the 1988 fiscal year. The Class II Directors to be originally elected for a term expiring at the annual meeting held in 1990 for the 1989 fiscal year. The Class III Directors to be originally elected for a term expiring at the annual meeting held in 1991 for the 1990 fiscal year. After expiration of the terms of office specified for such Directors, the Directors of each class shall serve for terms of three (3) years, or, when filling a vacancy, for the unexpired portion of such term and until their successors are elected and have qualified.

     (b) Directors Elected by Preferred Stockholders. At any meeting of stockholders of the Corporation at which Directors are to be elected, the holders of preferred stock of all series, voting separately as a single class, shall be entitled to elect two members of the Board of Directors, and the holders of common stock, voting separately as a single class, shall be entitled to elect the balance of the members of the Board of Directors.

     If at any time dividends on any outstanding preferred stock of any series shall be unpaid in an amount equal to two full years' dividends, the number of Directors constituting the Board of Directors shall automatically be increased by the smallest number that, together with the two Directors elected by the holders of preferred stock pursuant to the preceding paragraph, will constitute a majority of such increased number; and at a special meeting of stockholders, which shall be called and held as soon as practicable, and at all subsequent meetings at which Directors are to be elected, the holders of preferred stock of all series voting separately as a single class shall be entitled to elect the smallest number of additional Directors of the Corporation who, together with the two Directors elected by the holders of preferred stock pursuant to the preceding paragraph, will constitute a majority of the total number of Directors of the Corporation so increased. The terms of office of the persons who are Directors at the time of that election shall continue. If the Corporation thereafter shall pay, or declare and set apart for payment, in full all dividends payable on all outstanding shares of preferred stock of all series for all past dividend periods, the voting rights stated in this paragraph shall cease, and the terms of office of all additional Directors elected by the holders of preferred stock (but not of the Directors elected by the holders of common stock or the two Directors regularly elected by the holders of preferred stock) shall terminate automatically. At all subsequent meetings of stockholders at which Directors are to be elected, the holders of shares of preferred stock and of common stock shall have the right to elect the members of the Board of Directors as stated in the preceding paragraph, subject to the revesting of the rights of the holders of the preferred stock as provided in the first sentence of this paragraph in the event of any subsequent arrearage in the payment of two full years' dividends on the shares of preferred stock of any series.

Section 3. Election. At the first annual meeting of stockholders and at each annual meeting thereafter, Directors to be elected by common stockholders and Directors to be elected by preferred stockholders shall be elected by vote of the holders of a majority of the shares of each respective class of stock present in person or by proxy and entitled to vote thereon.

Section 4.   Vacancies and Newly Created Directorships.

     (a) Directors Elected by Common Stockholders. Any vacancy, by reason of death, resignation, removal or otherwise, in the office of any Director elected by the holders of shares of common stock, or any vacancy resulting from an increase in the number of Directors elected by the holders of shares of common stock, may be filled solely by the affirmative vote of a majority of the remaining Directors (or Director) so elected, even if the remaining directors so elected do not constitute a quorum.

     (b) Directors Elected by Preferred Stockholders. Any vacancy, by reason of death, resignation, removal or otherwise, in the office of any Director elected by the holders of shares of preferred stock, or (subject to the provisions of Section 2(b) of Article III) any vacancy resulting from an increase in the number of Directors elected by the holders of shares of preferred stock, may be filled solely by the remaining Directors (or Director) so elected, even if the remaining Directors so elected do not constitute a quorum; provided, however, if preferred stock of any series is issued and, at the time of such issuance, no existing Directors have been elected by preferred stockholders, then a majority of the Corporation's Directors, whether or not sufficient to constitute a quorum, may fill such vacancy or vacancies.

     (c) Notwithstanding the foregoing, the provisions in (a) and (b) above, are contingent upon the condition that immediately after filling any such vacancy, at least two-thirds (2/3) of the total Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first annual stockholders' meeting, less than a majority of the total Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors unless the Securities and Exchange Commission shall by order extend such period.

Section 5. Removal. At any meeting of stockholders duly called and at which a quorum is present, the stockholders of any class of stock may, by the affirmative vote of the holders of at least two-thirds (2/3) of the votes entitled to be cast thereon, remove for cause any Director or Directors of the class from office.

Section 6. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, that Board meetings shall not be held in Australia.

Section 7. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be the next regularly scheduled Board Meeting following the annual stockholders' meeting, at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such annual and regular meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be communicated promptly to each Director not present at the meeting at which such change was made in the manner provided in Section 8 of this Article III for notice of special meetings. Members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 8. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the Directors. Notice of special meetings, stating the time and place, shall be communicated to each Director personally by telephone or transmitted to him by telegraph, telefax, telex, cable, wireless, electronic mail or any other electronic method, at least one day before the meeting.

Section 9. Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the meeting.

Section 10. Quorum and Voting. At all meetings of the Board of Directors, the presence of a majority of the number of Directors then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the Charter or by these By-Laws.

Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 12. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

                                   ARTICLE IV
                                   ----------

                                   COMMITTEES
                                   ----------

Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees, including an Executive Committee, composed of two or more

Directors. The Chairmen of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock (other than as provided in the next sentence), declare a dividend or distribution on stock, recommend to stockholders any action requiring stockholder approval, amend these By-Laws, or approve any merger or share exchange which does not require stockholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

Section 2. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee, consistent with law, may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

                                   ARTICLE V
                                   ---------

                                    OFFICERS
                                    --------

Section 1. General. The officers of the Corporation shall be a President, a Chairman (who shall be a Director), a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 9 of this Article.

Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at its first meeting or such meetings as shall be held prior to its first annual meeting, and thereafter annually at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified. Any person may hold one or more offices of the Corporation except the offices of President and Vice President.

Section 3. Removal and Resignation. Whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby, any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4. President. The President shall be the chief executive officer of the Corporation and he shall preside at all stockholders' meetings. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 5. Chairman. The Chairman shall be the Chairman of the Board of Directors and shall preside at all Directors' meetings. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall perform all acts incidental to the Office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

Section 8. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE VI
                                   -----------

                                  CAPITAL STOCK
                                  -------------

Section 1. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of, or to vote at, any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights, or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting; and (4) in the event a dividend or other distribution is declared, the record date for stockholders entitled to a dividend or distribution shall be at least 10 days after the date on which the dividend is declared (declaration date).

Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE VII
                                   -----------

                           FISCAL YEAR AND ACCOUNTANT
                           --------------------------

Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of October.

Section 2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.


                                  ARTICLE VIII
                                  ------------

                              CUSTODY OF SECURITIES
                              ---------------------

Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000) or such other financial institution as shall be permitted by rule or order of the United States Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.


                                   ARTICLE IX
                                   -----------

                                 INDEMNIFICATION
                                 ---------------

Section 1. Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify (a) its Directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by (i) the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the fullest extent permitted by law, and (ii) the Investment Company Act of 1940, as
amended, and (b) other employees and agents to such extent as shall be authorized by the Board of Directors and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

                                   ARTICLE X
                                   ----------

                                   AMENDMENTS
                                   ----------

Section 1. General. Except as otherwise provided in the Charter or any Articles Supplementary of the Fund, and as provided in the next succeeding sentence, all By-Laws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new By-Laws may be made by the affirmative vote of a majority of either: (a) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law; or (b) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-Law. The provisions of Article III, Section 2 of the By-Laws shall be subject to amendment, alterations or repeal by the affirmative vote of either: (i) the holders of record of 75% of each class of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal; or (ii) 75% of the Directors, at a regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration or repeal.


                                      -26-

                                                                  EXHIBIT (g)(4)


                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                              MANAGEMENT AGREEMENT

     AGREEMENT executed this 21st day of December 2000, between The First Australia Prime Income Fund, Inc. (the "Fund") a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act"), and EquitiLink International Management Limited, a Jersey, Channel Islands corporation (the "Investment Manager").

     WHEREAS, the Fund is a closed-end management investment company; and

     WHEREAS, the Fund engages in the business of investing its assets in the manner and in accordance with its stated current investment objective and restrictions;

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     1.   Obligations.

     1.1 The Investment Manager will manage, in accordance with the Fund's stated investment objective, policies and limitations and subject to the supervision of the Fund's Board of Directors, the Fund's investments and will make investment decisions on behalf of the Fund including the selection of and placing of orders with brokers and dealers to execute portfolio transactions on behalf of the Fund. The Investment Manager shall give the Fund the benefit of the Investment Manager's best judgment and efforts in rendering services under this Agreement.

     1.2 The Fund will pay the Investment Manager a fee at the annual rate of 0.65% of the Fund's average weekly net assets applicable to shares of common stock and shares of preferred stock up to $200 million, 0.60% of such assets between $200 million and $500 million, 0.55% of such assets between $500 and $900 million, 0.50% of such assets between $900 million and $1,750 million and 0.45% of such assets in excess of $1,750 million, computed based upon net asset value applicable to shares of common stock and shares of preferred stock at the end of each week and payable at the end of each calendar month.

     1.3 In rendering the services required under this Agreement, the Investment Manager may, at its expense, employ, consult or associate with itself such person or persons as it believes necessary to assist it in carrying out its obligations under this Agreement. However, the Investment Manager may not retain any person or company that would be an "investment adviser," as that term is defined in the 1940 Act, to the Fund unless (i) the Fund is a party to the contract with such person or company and (ii) such contract is approved by a majority of the Fund's Board of Directors and a majority of Directors who are not parties to any agreement or contract with such company and who are not "interested persons," as defined in the 1940 Act, of the Fund, the Investment Manager, or any such person or company retained by the Investment Manager, and is approved by the vote of a majority of the outstanding voting securities of the Fund to the extent required by the 1940 Act.

     2. Expenses. The Investment Manager shall bear all expenses of its employees, except as provided in the following sentence, and overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's Directors and officers who are interested persons (as defined in the 1940 Act) of the Investment Manager. The Fund will bear all of its own expenses, including: expenses of organizing the Fund; fees of the Fund's Directors who are not interested persons (as defined in the 1940 Act) of any other party; out-of-pocket expenses for all Directors and officers of the Fund, including expenses incurred by the Manager's employees, who serve as Directors and officers of the Fund, which may be reimbursed by the Fund under the Fund's policy governing reimbursement of Fund-related expenses; and other expenses incurred by the Fund in connection with meetings of Directors and shareholders; interest expense; taxes and governmental fees including any original issue taxes or transfer taxes applicable to the sale or delivery of shares or certificates therefor; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; and the expenses of shareholders' meetings and of the preparation and distribution of proxies and reports to shareholders.

     3. Liability. The Investment Manager shall not be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement.

     4. Services Not Exclusive. It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager or any affiliate, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Manager desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among the Investment Manager's clients, including the Fund, in a manner that is fair and equitable in the judgment of the Investment Manager in the exercise of its fiduciary obligations to the Fund and to such other clients.

     5. Duration and Termination. This Agreement shall become effective upon shareholder approval thereof as required under the 1940 Act and shall continue in effect for two (2) years from the date of its execution. If not sooner terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either
(a) the vote of a majority of the outstanding  voting securities of the Fund, or
(b) the vote of a majority of the Fund's entire Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund upon at least sixty (60) days' written notice to the Investment Manager or by the Investment Manager upon at least ninety (90) days' written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

     6.   Miscellaneous.

     6.1 This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

     6.2 The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     6.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of this Agreement shall be deemed to be severable.

     6.4 Nothing herein shall be construed as constituting the Investment Manager an agent of the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective as of the day and year first above written.

                               THE FIRST AUSTRALIA PRIME INCOME FUND, INC.



                               By:  /s/ Martin Gilbert
                                    ---------------------------------------
                                    Name: Martin J. Gilbert
                                    Title: Director


                               EQUITILINK INTERNATIONAL MANAGEMENT LIMITED



                               By:  /s/ David Manor
                                    ----------------------------------------
                                    Name: David Manor
                                    Title: Managing Director

                                                                  EXHIBIT (g)(6)


                   THE FIRST AUSTRALIA PRIME INCOME FUND, INC.

                          INVESTMENT ADVISORY AGREEMENT

     AGREEMENT executed this 21st day of December 2000, among The First Australia Prime Income Fund, Inc. (the "Fund") a Maryland corporation registered under the Investment Company Act of 1940 (the "1940 Act"), and EquitiLink International Management Limited, a Jersey, Channel Islands corporation (the "Investment Manager"), and EquitiLink Australia Limited, a New South Wales, Australia corporation (the "Investment Adviser").

     WHEREAS, the Fund is a closed-end management investment company;

     WHEREAS, the Fund engages in the business of investing and reinvesting its assets in the manner and in accordance with its stated investment objectives and restrictions;

     WHEREAS, the Fund has entered into a management agreement with the Investment Manager dated December 21, 2000 (the "Management Agreement"), pursuant to which the Investment Manager will manage the Fund's investments and will make investment decisions on behalf of the Fund for which the Investment Manager will receive a monthly fee from the Fund as specified in the Management Agreement;

     WHEREAS, in connection with rendering the services required under the Management Agreement, the Investment Manager is permitted to retain, at its expense and in the manner set forth in the Management Agreement, investment advisers to assist it in carrying out its obligations to the Fund under the Management Agreement;

     WHEREAS, the Investment Manager wishes to retain the Investment Adviser to assist it in carrying out its obligations to the Fund under the Management Agreement, and the Investment Adviser is willing to furnish such assistance to the Investment Manager, in connection with the services specified below with regard to the Fund; and

     WHEREAS, the Fund hereby appoints the Investment Adviser to provide the investment advisory services specified below with regard to the Fund, and the Investment Adviser hereby accepts such appointment;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

     I.   Investment Adviser.

          A. The Investment Adviser will make recommendations to the Investment Manager as to specific portfolio securities to be purchased, retained or sold by the Fund and will provide or obtain such research and statistical data as may be necessary connection therewith. The Investment Adviser shall give the Investment Manager (and the Fund) the benefit of the Investment Adviser's best judgment and efforts in rendering services under this Agreement.

          B. The Investment Manager will pay the Investment Adviser a fee computed at the annual rate of 0.25% of the Fund's average weekly net assets applicable to the shares of common stock and shares of preferred stock up to $1,200 million and 0.20% of such assets in excess of $1,200 million, computed based upon net asset value applicable to shares of common stock and shares of preferred stock at the end of each week and payable at the end of each calendar month.

     II. Expenses. The Investment Adviser shall bear all expenses of its respective employees, except certain expenses incurred by the Investment Adviser's employees who serve as officers and directors of the Fund which are reimbursed by the Fund under the Fund's policy governing reimbursement of Fund-related expenses. The Investment Adviser shall bear all overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's directors and officers who are interested persons (as defined in the 1940 Act) of the Investment Adviser but who are not interested persons of the Investment Manager.

     III. Liability. Neither the Investment Manager nor the Investment Adviser shall be liable for any error of judgment or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Manager or the Investment Adviser, as appropriate, in the performance of, or from reckless disregard by such party of such party's obligations and duties under, this Agreement.

     IV. Services Not Exclusive. It is understood that the services of the Investment Manager and the Investment Adviser are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager or the Investment Adviser, or any affiliate of either of them, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Investment Manager or the Investment Adviser desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among the clients of each in a manner that is fair and equitable in the judgment of the Investment Manager and the Investment Adviser in the exercise of their fiduciary obligations to the Fund and to such other clients.

     V. Duration and Termination. This Agreement is effective upon shareholder approval thereof as required under the 1940 Act and shall continue in effect for two (2) years from the date of its execution. If not sooner terminated, this Agreement shall continue in effect with respect to the Fund for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) the vote of majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Fund's entire Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by a vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund upon at least sixty
          (60) days' written notice to the Investment Manager and the Investment Adviser, or by either the Investment Manager or Investment Adviser upon at least ninety (90) days' written notice to the Fund and the other party but any such termination shall not affect continuance of this Agreement as to the remaining parties. This Agreement shall automatically terminate as to any party in the event of its assignment (as defined in the 1940 Act).

     VI.   Miscellaneous.

          A. This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

          B. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          C. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to that extent, the provisions of this Agreement shall be deemed to be severable.

          D. Nothing herein shall be construed as constituting any party an agent of the Fund or of any other party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                 THE FIRST AUSTRALIA PRIME INCOME FUND, INC.


                                 By:  /s/ Martin Gilbert
                                      ---------------------------------------
                                      Name: Martin J. Gilbert
                                      Title: Director

                                 EQUITILINK INTERNATIONAL MANAGEMENT LIMITED


                                 By:  /s/ David Manor
                                      ---------------------------------------
                                      Name: David Manor
                                      Title: Managing Director


                                  EQUITILINK AUSTRALIA LIMITED


                                  By:  /s/ O. Sananikone
                                       --------------------------------------
                                       Name: Ouma Sananikone
                                       Title: Assistant Vice President

                                                                 EXHIBIT (j)(4)


                         AMENDMENT TO CUSTODIAN CONTRACT

     This Amendment to the Custodian Contract is made as of December 4, 1998 by and between The First Australia Prime Income Fund, Inc. (the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

     WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of April 11, 1986 (as amended and in effect from time to time, the "Contract"); and

     WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 16 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 17, respectively and cross-references throughout are hereby amended to conform.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.


     3.   The Custodian as Foreign Custody Manager.
          ----------------------------------------

     3.1. Definitions. Capitalized terms in this Article 3 shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure
(including  any  Mandatory  Securities  Depositories  operating in the country);
prevailing or developing custody and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including, but not limited to, a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Fund's investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Fund determines to place Foreign Assets in a country outside the United States
(i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

     3.2. Delegation to the Custodian as Foreign Custody Manager.
          ------------------------------------------------------

The Fund, by resolution adopted by its Board of Directors (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Article 3 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation, as Foreign Custody Manager of the Fund.

     3.3. Countries Covered.
          -----------------

The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund's assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Contract, which Schedule B may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 of this Article 3.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account, or to place or maintain Foreign Assets, in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty (30) days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

     3.4. Scope of Delegated Responsibilities.
          -----------------------------------

     3.4.1.  Selection of Eligible Foreign Custodians.
             ----------------------------------------

Subject to the provisions of this Article 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

     3.4.2. Contracts With Eligible Foreign Custodians.
            ------------------------------------------

The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

     3.4.3. Monitoring.
            ----------

In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian selected by the Foreign Custody Manager which is a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section
3.7 hereunder.

     3.5. Guidelines for the Exercise of Delegated Authority.
          --------------------------------------------------

For purposes of this Article 3, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund, and the Board shall be deemed to be monitoring on a continuing basis such Country Risk to the extent that the Board considers necessary or appropriate. The Fund and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Article 3 with respect to Mandatory Securities Depositories.

     3.6. Standard of Care as Foreign Custody Manager of the Fund.
          -------------------------------------------------------

In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

     3.7. Reporting Requirements.
          ----------------------

The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Article 3 after the occurrence of the material change.

     3.8. Representations with Respect to Rule 17f-5.
          ------------------------------------------

The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5.

The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Fund.

     3.9. Effective Date and Termination of the Custodian as Foreign Custody Manager.
          ----------------------------------------------------------

The Board's delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty
(30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.


     4. Duties of the Custodian with Respect to Property of the Fund Held Outside the United States.
          ----------------------------------------------------------------------

4.1. Definitions.
     -----------

Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. Holding Securities.
     ------------------

The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.  Foreign Securities Systems.
      --------------------------

Foreign  securities  shall be  maintained  in a Foreign  Securities  System in a
designated  country  only  through  arrangements   implemented  by  the  Foreign
Sub-Custodian in such country pursuant to the terms of this Contract.

4.4. Transactions in Foreign Custody Account.
     ---------------------------------------

     4.4.1  Delivery of Foreign Assets.
            --------------------------

The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     (i) upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such Assets are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

     (ii) in connection with any repurchase agreement related to foreign securities;

   (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

     (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

     (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

     (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

    vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

  (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar
          securities  or  the   surrender  of  interim   receipts  or  temporary
          securities for definitive securities;

     (ix) for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

     (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (xi) in connection with the lending of foreign securities; and

   (xii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a copy of a resolution of the Board or of an Executive Committee of the Board so authorized by the Board, signed by an officer of the Fund and certified by its Secretary or an Assistant Secretary that the resolution was duly adopted and is in full force and effect (a "Certified Resolution"), specifying the Foreign Assets to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Assets shall be made.

         4.4.2.  Payment of Fund Monies.
                 ----------------------

Upon receipt of Proper instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

     (i) upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

     (ii) in connection with the conversion, exchange or surrender of foreign securities of the Fund;

   (iii) for the payment of any expense or liability of the Fund including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

     (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

     (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

     (vi) for payment of part or all of the dividends received in respect of securities sold short;

   (vii)  in connection  with the  borrowing or lending of foreign  securities;
          and

  (viii) for any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a Certified Resolution specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

         4.4.3   Market Conditions; Market Information.
                 -------------------------------------

Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5.   Registration of Foreign Securities.
       ----------------------------------

The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.  Bank Accounts.
      -------------

The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Contract to hold cash received by or from or for the account of the Fund.

4.7.  Collection of Income.
      --------------------

The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.  Shareholder Rights.
      ------------------

With respect to the foreign securities held under this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.  Communications Relating to Foreign Securities.
      ---------------------------------------------

The Custodian shall transmit promptly to the Fund written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both
(i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.  Liability of Foreign Sub-Custodians and Foreign Securities Systems.
       ------------------------------------------------------------------

Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with such Foreign Sub-Custodian's performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.  Tax Law.
       -------

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.  Liability of Custodian.
       ----------------------

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is (A) part of Country Risk or (B) part of the "prevailing country risk" of the Fund, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management of the SEC.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities Depository, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:                        STATE STREET BANK AND TRUST COMPANY


/s/ Marc L. Parsons                  By:  /s/ Ronald E. Logue
----------------------------               -----------------------------
Marc L. Parsons                            Name: Ronald E. Logue
Associate Counsel                          Title: Executive Vice President


WITNESSED BY:                        THE FIRST AUSTRALIA PRIME INCOME FUND, INC.


/s/ Dominique Audemars               By:  /s/ David Manor
---------------------------               ------------------------------
Name: Dominique Audemars                  Name: David Manor
Title:   Secretary                        Title: Treasurer

                                                                      SCHEDULE A




                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                  SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES


Country                                  Subcustodian                           Non-Mandatory Depositories

Argentina                                Citibank, N.A.                         --

Australia                                Westpac Banking Corporation            --

Austria                                  Erste Bank der Oesterreichischen       --
                                         Sparkassen AG

Bahrain                                  British Bank of the Middle East (as    --
                                         delegate of The Hongkong and
                                         Shanghai Banking Corporation Limited)

Bangladesh                               Standard Chartered Bank                --

Belgium                                  Generale de Banque                     --

Bermuda                                  The Bank of Bermuda Limited            --

Bolivia                                  Banco Boliviano Americano S.A.         --

Botswana                                 Barclays Bank of Botswana Limited      --

Brazil                                   Citibank, N.A.                         --

Bulgaria                                 ING Bank N.V.                          --

Canada                                   Canada Trustco Mortgage Company        --

Chile                                    Citibank, N.A.                         Deposito Central de Valores S.A

People's Republic of China               The Hongkong and Shanghai Banking      --
                                         Corporation Limited, Shanghai and
                                         Shenzhen branches

Colombia                                 Cititrust Colombia S.A. Sociedad       --
                                         Fiduciaria

Costa Rica                               Banco BCT S.A.                         --

Croatia                                  Privredna Banka Zagreb d.d             --

Cyprus                                   Barclays Bank Plc.                     --
                                         Cyprus Offshore Banking Unit

Czech Republic                           Ceskoslovenska Obchodni Banka, A.S.

Denmark                                  Den Danske Bank                        --

Ecuador                                  Citibank, N.A.                         --

Egypt                                    National Bank of Egypt                 --

Estonia                                  Hansabank                              --

Finland                                  Merita Bank Limited                    --

France                                   Banque Paribas                         --

Germany                                  Dresdner Bank AG                       --

Ghana                                    Barclays Bank of Ghana Limited         --

Greece                                   National Bank of Greece S.A.           The Bank of Greece, System for
                                                                                Monitoring Transactions in Securities
                                                                                in Book-Entry Form

Hong Kong                                Standard Chartered Bank                --

Hungary                                  Citibank Budapest Rt.                  --

Iceland                                  Icebank Ltd.

India                                    Deutsche Bank AG

                                         The Hongkong and Shanghai Banking
                                         Corporation Limited

Indonesia                                Standard Chartered Bank

Ireland                                  Bank of Ireland

Israel                                   Banque Paribas

Italy                                    Bank Hapoalim B.M.

Ivory Coast                              Societe Generale de Banques en Cote
                                         d' Ivoire

Jamaica                                  Scotiabank Jamaica Trust and
                                         Merchant Bank Ltd.

Japan                                    The Daiwa Bank, Limited                Japan Securities Depository Center

                                         The Fuji Bank, Limited

Jordan                                   British Bank of the Middle East (as
                                         delegate of The Hongkong and
                                         Shanghai Banking Corporation Limited)

Kenya                                    Barclays Bank of Kenya Limited

Republic of Korea                        The Hongkong and Shanghai Banking
                                         Corporation Limited

Latvia                                   JSC Hansabank-Latvija

Lebanon                                  British Bank of the Middle East (as
                                         delegate of The Hongkong and
                                         Shanghai Banking Corporation Limited)

Lithuania                                Vilniaus Bankas AB

Malaysia                                 Standard Chartered Bank Malaysia
                                         Berhad

Mauritius                                The Hongkong and Shanghai Banking
                                         Corporation Limited

Mexico                                   Citibank Mexico, S.A.

Morocco                                  Banque Commerciale du Maroc

Namibia                                  (via) Standard Bank of South Africa

The Netherlands                          MeesPierson N.V.

New Zealand                              ANZ Banking Group
                                         (New Zealand) Limited

Norway                                   Christiania Bank og
                                         Kreditkasse

Oman                                     British Bank of the Middle East (as
                                         delegate of The Hongkong and
                                         Shanghai Banking Corporation Limited)

Pakistan                                 Deutsche Bank AG

Peru                                     Citibank, N.A.

Philippines                              Standard Chartered Bank

Poland                                   Citibank (Poland) S.A.
                                         Bank Polska Kasa Opieki S.A.

Portugal                                 Banco Comercial Portugues

Romania                                  ING Bank N.V.

Russia                                   Credit Suisse First Boston AO,
                                         Moscow (as delegate of Credit Suisse
                                         First Boston, Zurich)

Singapore                                The Development Bank of Singapore
                                         Limited

Slovak Republic                          Ceskoslovenska Obchodna Banka, A. S.

Slovenia                                 Bank Austria d.d. Ljubljana

South Africa                             Standard Bank of South Africa Limited

Spain                                    Banco Santander, S.A.

Sri Lanka                                The Hongkong and Shanghai Banking

                                         Corporation Limited
Swaziland                                Standard Bank Swaziland Limited

Sweden                                   Skandinaviska Enskilda Banken

Switzerland                              UBS AG

Taiwan - R.O.C.                          Central Trust of China

Thailand                                 Standard Chartered Bank

Trinidad & Tobago                        Republic Bank Limited

Tunisia                                  Banque Internationale Arabe de
                                         Tunisie

Turkey                                   Citibank, N.A.
                                         Ottoman Bank

Ukraine                                  ING Bank, Ukraine

United Kingdom                           State Street Bank and Trust Company,

                                         London Branch

Uruguay                                  Citibank, N.A.

Venezuela                                Citibank, N.A.

Zambia                                   Barclays Bank of Zambia Limited

Zimbabwe                                 Barclays Bank of Zimbabwe Limited

Euroclear (The Euroclear System)/State Street London Limited

Cedel, S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

                                                                     SCHEDULE B


                                  STATE STREET
                             GLOBAL CUSTODY NETWORK
                             MANDATORY* DEPOSITORIES

Country                                              Mandatory Depositories

Argentina                                            Caja de Valores S.A.

Australia                                            Austraclear Limited

                                                     Reserve Bank Information and Transfer System

Austria                                              Oesterreichische Kontrollbank AG (Wertpapiersammelbank Division)

Belgium                                              Caisse Interprofessionnelle de Depot
                                                     et de Virement de Titres S.A.

                                                     Banque Nationale de Belgique

Brazil                                               Companhia Brasileira de Liquidacao e
                                                     Custodia (CBLC)

                                                     Bolsa de Valores de Rio de Janeiro
                                                     All SSB clients presently use CBLC

                                                     Central de Custodia a de Liquidacao
                                                     Financeira de Titulos

Bulgaria                                             Central Depository AD

                                                     Bulgarian National Bank

Canada                                               The Canadian Depository for Securities Limited

People's Republic of China                           Shanghai Securities Central Clearing and Registration Corporation

                                                     Shenzhen Securities Central Clearing Co., Ltd.

Costa Rica                                           Central de Valores S.A. (CEVAL)

Country                                              Mandatory Depositories

Croatia                                              Ministry of Finance

                                                     National Bank of Croatia

Czech Republic                                       Stredisko cennych papiru

                                                     Czech National Bank

Denmark                                              Vaerdipapircentralen (the Danish Securities Center)

Egypt                                                Misr Company for Clearing, Settlement, and Central Depository

Estonia                                              Eesti Vaadrtpaberite Keskdepositoorium

Finland                                              The Finnish Central Securities Depository

France                                               Societe Interprofessionnelle pour la Compensation des Valeurs Mobilieres
                                                     (SICOVAM)

Germany                                              Deutsche Borse Clearing AG

Greece                                               The Central Securities Depository (Apothetirion Titlon AE)

Hong Kong                                            The Central Clearing and Settlement System

                                                     Central Money Markets Unit

Hungary                                              The Central Depository and Clearing
                                                     House (Budapest) Ltd. (KELER)
                                                     [Mandatory for Govt Bonds only;
                                                     SSB does not use for other securities]

India                                                The National Securities Depository Limited

Indonesia                                            Bank Indonesia

Country                                              Mandatory Depositories

Ireland                                              Central Bank of Ireland
                                                     Securities Settlement Office

Israel                                               The Tel Aviv Stock Exchange Clearing House Ltd.

                                                     Bank of Israel

Italy                                                Monte Titoli S.p.A.
                                                     Banca d'Italia

Ivory Coast                                          Depositaire Central - Banque de Reglement

Jamaica                                              The Jamaican Central Securities Depository

Japan                                                Bank of Japan Net System

Kenya                                                Central Bank of Kenya

Republic of Korea                                    Korea Securities Depository Corporation

Latvia                                               The Latvian Central Depository

Lebanon                                              The Custodian and Clearing Center of Financial Instruments for Lebanon and the
                                                     Middle East (MIDCLEAR) S.A.L.

                                                     The Central Bank of Lebanon

Lithuania                                            The Central Securities Depository of Lithuania

Malaysia                                             The Malaysian Central Depository Sdn. Bhd.

                                                     Bank Negara Malaysia,
                                                     Scripless Securities Trading and Safekeeping System

Mauritius                                            The Central Depository & Settlement Co. Ltd.

Country                                              Mandatory Depositories

Mexico                                               S.D. INDEVAL, S.A. de C.V. (Instituto
                                                     para el Deposito de Valores)

Morocco                                              Maroclear

The Netherlands                                      Nederlands Centraal Instituut voor
                                                     Giraal Effectenverkeer B.V. (NECIGEF)

                                                     De Nederlandsche Bank N.V.

New Zealand                                          New Zealand Central Securities Depository Limited

Norway                                               Verdipapirsentralen (the Norwegian Registry of Securities)

Oman                                                 Muscat Securities Market

Pakistan                                             Central Depository Company of Pakistan Limited

Peru                                                 Caja de Valores y Liquidaciones S.A. (CAVALI)

Philippines                                          The Philippines Central Depository, Inc.

                                                     The Registry of Scripless Securities
                                                     (ROSS) of the Bureau of the Treasury

Poland                                               The National Depository of Securities
                                                     (Krajowy Depozyt Papierow Wartosciowych)

                                                     Central Treasury Bills Registrar

Portugal                                             Central de Valores Mobiliarios (Central)

Romania                                              National Securities Clearing, Settlement and Depository Co.

                                                     Bucharest Stock Exchange Registry Division

Country                                              Mandatory Depositories

Singapore                                            The Central Depository (Pte) Limited

                                                     Monetary Authority of Singapore

Slovak Republic                                      Stredisko Cennych Papierov

                                                     National Bank of Slovakia

Slovenia                                             Klirinsko Depotna Druzba d.d.

South Africa                                         The Central Depository Limited

Spain                                                Servicio de Compensacion y
                                                     Liquidacion de Valores, S.A.

                                                     Banco de Espanra,
                                                     Central de Anotaciones en Cuenta

Sri Lanka                                            Central Depository System
                                                     (Pvt) Limited

Sweden                                               Vardepapperscentralen AB
                                                     (the Swedish Central Securities Depository)

Switzerland                                          Schweizerische Effekten - Giro AG

Taiwan - R.O.C.                                      The Taiwan Securities Central Depository Co., Ltd.

Thailand                                             Thailand Securities Depository Company Limited

Tunisia                                              Societe Tunisienne Interprofessionelle de
                                                     Compensation et de Depot de
                                                     Valeurs Mobilieres

                                                     Central Bank of Tunisia

                                                     Tunisian Treasury

Country                                              Mandatory Depositories

Turkey                                               Takas ve Saklama Bankasi A.S.
                                                     (TAKASBANK)

                                                     Central Bank of Turkey

Ukraine                                              The National Bank of Ukraine

United Kingdom                                       The Bank of England,
                                                     The Central Gilts Office and
                                                     The Central Moneymarkets Office

Uruguay                                              Central Bank of Uruguay

Venezuela                                            Central Bank of Venezuela

Zambia                                               Lusaka Central Depository Limited

                                                     Bank of Zambia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice.

                                                                      SCHEDULE C

                               MARKET INFORMATION
(Frequency)

Publication/Type of Information                              Brief Description
(Frequency)

The Guide to Custody in World Markets           An overview of safekeeping and settlement
(annually)                                      practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review                   Information relating to the operating history and
(annually)                                      structure of depositories and subcustodians located in
                                                the markets in which State Street Bank and Trust
                                                Company offers custodial services, including transnational depositories.

Global Legal Survey                             With respect to each market in which State Street Bank
(annually)                                      and Trust Company offers custodial services, opinions
                                                relating to whether local law restricts (i) access of a
                                                fund's independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System,
                                                (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities
                                                System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                                                System, and (iv) the ability of a foreign investor to
                                                convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                         Copies of the subcustodian contracts State Street Bank
(annually)                                      and Trust Company has entered into with each subcustodian
                                                in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):                     Developments of interest to investors in the markets in
                                                which State Street Bank and Trust Company offers
                                                custodial services.

Foreign Custody Advisories                      With respect to markets in which State Street Bank and Trust
(as necessary):                                 Company offers custodial services which exhibit special custody risks, developments which may impact Statte Street's ability to deliver expected levels of service.

                                                                  EXHIBIT (S)(4)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ O. Sananikone                                  June, 2001
---------------------------------         -------------------------------
Signature                                            Date



     Ouma Sananikone
---------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Hugh Young                                          6/12/01
------------------------------------           ----------------------------
Signature                                               Date



     Hugh Young
-------------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Martin Gilbert                               6/12/01
---------------------------            ------------------------------------
Signature                                        Date



     Martin J. Gilbert
----------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.



/s/ Christopher Fishwick                                6/12/01
-----------------------------------       ---------------------------------
Signature                                               Date



     Christopher Fishwick
-----------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Jack Benintende                             6/12/01
------------------------------          ----------------------------
Signature                                        Date



     Jack R. Benintende
------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Bev Hendry                                6/12/01
----------------------------          ---------------------------
Signature                                     Date



     Beverley Hendry
----------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Anthony E. Aaronson                            6/12/01
---------------------------------          ----------------------------
Signature                                          Date



     Anthony E. Aaronson
--------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Peter John O'Connell                          6/12/01
----------------------------------       -----------------------------------
Signature                                          Date



     Peter J. O'Connell
-------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Howard Knight                               6/12/01
---------------------------           ---------------------------------------
Signature                                        Date



     Howard A. Knight
-------------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Peter Sacks                                6/11/01
------------------------------        -----------------------------
Signature                                      Date



     Peter D. Sacks
------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ John T. Sheehy                              6/12/01
---------------------------             --------------------------
Signature                                       Date



     John T. Sheehy
----------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Brian Sherman                                 6/12/01
---------------------------          -------------------------------
Signature                                         Date



     Brian M. Sherman
----------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Neville Miles                                      6/12/01
-----------------------------             -------------------------------
Signature                                              Date



     Neville J. Miles
---------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ Anton E. Schrafl                               6/12/01
------------------------------          ------------------------------
Signature                                           Date



     Anton E. Schrafl
-------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ R.M. Randall                                     6/12/01
-------------------------------         ------------------------------
Signature                                             Date



    Roy M. Randall
------------------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ P. G. Malone                              6/12/01
--------------------------           -------------------------------
Signature                                      Date



     P. Gerald Malone
---------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ David Elsum                               6/11/01
---------------------------        --------------------------------------
Signature                                      Date



     David L. Elsum
----------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ M.P. Karagianis                         6/12/01
---------------------------         --------------------------------
Signature                                   Date



Michael Karagianis
---------------------------
Printed Name

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Allan S. Mostoff, Sander M. Bieber, Olivia P. Adler, Jennifer O.
Epstein and Wendy Fox, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact's name, place and stead, to sign any and all registration statements applicable to ABERDEEN ASIA-PACIFIC INCOME FUND, INC. (the "Fund"), and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Director or Officer of the Fund, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney on the date indicated below.




/s/ William Potter                                 6/12/01
----------------------------            ---------------------------------
Signature                                           Date



     William J. Potter
-----------------------------
Printed Name